POWER OF ATTORNEY KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned, Laurie Siegel (the "Filer"), an individual subject to the filing requirements of Section 16 of the Securities Act of 1934, as amended (the "Act"), does hereby constitute and appoint any of Helen Shan, Christopher McLoughlin, Winnifred Lewis, Jill Chavarria and Debra Quas, as Filer's true and lawful attorney-in-fact and in Filer's name, place and stead, to execute and deliver, and to take such other action as the attorney considers necessary or appropriate to effect, any filing on Form 3, Form 4, or Form 5 to be filed under Section 16 of the Act. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 18th day of August, 2025. /s/ Laurie Siegel Signature Laurie Siegel Printed Name